Exhibit 2.4

SIDE AGREEMENT TO INVESTOR FINANCING AGREEMENT

WHEREAS the undersigned entities (the “Investors”) have agreed to purchase shares of Common Stock of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Parent”) pursuant to a Investor Financing Agreement (the “Financing Agreement”) dated as of October 17, 2012, by and among Parent and the Investors;

WHEREAS the Financing Agreement is being entered into in connection with that the Merger Agreement dated as of October 17, 2012 by and among Parent, Presidio Pharmaceuticals, Inc. (the “Company”) and certain other parties (the “Merger Agreement”);

WHEREAS the purchase of $25,000,000 of Common Stock of the Parent pursuant to the Financing Agreement is a closing condition pursuant to the Merger Agreement; and

WHEREAS, Parent, the Company and the Investors wish to enter into this agreement to ensure that all of the Investors comply with their obligations under the Financing Agreement and sufficient shares of Parent Common Stock are purchased pursuant to the Financing Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned Investors, Parent, and the Company hereby agree as follows:

1.	Participation Right.

1.1    Investors. In the event that one of more Investors or an Affiliated Business Entity (as defined in the Financing Agreement) fails to purchase the number of shares of Parent Common Stock as set forth in Schedule I of the Financing Agreement with respect to such Investor or notifies the Company or the Parent in writing that it does not intend to purchase such shares (such Investor a “Defaulting Investor”), then upon such failure to purchase or receipt of such notice, the Defaulting Investor shall forfeit all shares of Company Preferred Stock, Company Common Stock and all convertible securities of the Company held by such Defaulting Investor, including without limitation the Bridge Loan Notes, and any Merger Consideration to which it may be entitled to upon exchange thereof pursuant to the Merger Agreement. The Investors that are not Defaulting Investors shall have a right to purchase shares of Parent Common Stock equal to their Pro Rata Share (as defined below) of the shares not purchased by the Defaulting Investor(s) and upon such purchase by such Investors or an Affiliated Business Entity of such Investors (purchasing Investors or Affiliated Business Entities, the “Participating Investors”), the Defaulting Investor(s) shall be deemed to have transferred to each such Participating Investor a number of shares of Company Preferred Stock, Company Common Stock and/or Bridge Loan Notes held by such Defaulting Investor equal to such Participating Investor’s

Pro Rata Share of such securities. Each Defaulting Investor shall assign for the benefit of and shall surrender to the Participating Investors the stock certificates or Bridge Loan Notes being transferred hereunder provided that the failure to assign and transfer such stock certificates or Bridge Loan Notes shall not affect the transfer hereunder. After the date of such deemed transfer, the Company shall treat the Participating Investors as the holder of the shares and Bridge Loan Notes so transferred. “Pro Rata Share” shall be equal to (a) the total number of shares to be purchased by such Participating Investor, divided by (b) the total number of shares to be purchased by all Participating Investors, in each case as set forth on Schedule I to the Financing Agreement prior to any transfer by a Defaulting Investor.

1.2    Parent. If the Participating Investors or an Affiliated Business Entity of the Participating Investors do not purchase all of the the Defaulting Investor’s shares of Parent Common Stock pursuant to Section 1.1 above, then Parent, in its sole discretion, shall have the right to purchase all or any portion of the the Defaulting Investor’s shares of Parent Common Stock and upon such purchase by Parent, the Defaulting Investor shall forfeit to Parent the Applicable Portion of all shares of Company Preferred Stock, Company Common Stock and all convertible securities of the Company held by such Defaulting Investor, including without limitation the Bridge Loan Notes, and any Merger Consideration to which it may be entitled upon exchange thereof pursuant to the Merger Agreement. “Applicable Portion” means a fraction, the numerator of which is the number of the shares of Parent Common Stock purchased by Parent rather than the Defaulting Investor and the denominator of which is the number of shares of Parent Common Stock that the Defaulting Investor was obligated to purchase pursuant to Section 1.1 above.

2.     Without in any way limiting any of the rights or remedies otherwise available to any of Parent, the Company or the Investors, the Defaulting Investor shall indemnify and hold harmless each of Parent, the Company and the Investors from and against, and compensate and reimburse each such Person for, any costs incurred at any time by such Person that arise directly or indirectly out of or by virtue of, or relate directly or indirectly to, the enforcement of this agreement.

3.	Miscellaneous.

3.1    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.2    Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

3.3    Defined Terms. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

3.4    Termination. In the event the Closing under the Merger Agreement does not occur on or prior to April 30, 2013, this Agreement shall terminate and be of no further force and effect.

3.5    Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

3.6    Specific Performance. Each Investor agrees that, in the event of any breach or threatened breach by an Investor of any covenant or obligation contained in this agreement, each of Parent, Company and other Investors shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

3.7    Amendment. This agreement may not be changed, amended or supplemented in any manner except as expressly set forth in this Section 3.7 or by mutual agreement of the parties as set forth in a writing signed by the parties hereto or their respective successors in interest. The Company and the Investors may change, amend or supplement the provisions of Section 1.1 of this agreement without the consent of Parent; provided, that such change, amendment or modification shall not be materially adverse to Parent or to Parent’s rights under this agreement. Parent may change, amend or supplement the provisions of Section 1.2 of this agreement without the consent of the Company or any of the Investors; provided, that such change, amendment or modification shall not be materially adverse to the Company or the Investors or to the Company’s or the Investors’ rights under this agreement.

[Remainder of Page Intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first set forth above.

COMPANY:

PRESIDIO PHARMACEUTICALS, INC.

By:	/s/ H. Daniel Perez
H. Daniel Perez, President
	Address:	1700 Owens Street, Suite 585
San Francisco, CA 94158
Fax Number: (415) 986-2864

SIGNATURE PAGE TO THE SIDE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first set forth above.

PARENT:

BIOCRYST PHARMACEUTICALS, INC.

By:	/s/ Alane Barnes
Alane Barnes
VP, General Counsel & Corporate Secretary
	Address:	4505 Emperor Blvd., Suite 200
Durham, North Carolina
Fax Number: (919) 859-1314

SIGNATURE PAGE TO THE SIDE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first set forth above.

HOLDERS:

14159, L.P.

By: Baker Bros. Advisors, LLC, Management Company and Investment Adviser to 14159, L.P., pursuant to authority granted by 14159 Capital, L.P., general partner to 14159, L.P., and not as the general partner

By:	/s/ Scott L. Lessing
	Name:	Scott L. Lessing
	Title:	President

	Address:	667 Madison Avenue, 21st Floor
New York, NY 10065

Fax Number: (212) 339-5699

667, L.P.

By: Baker Bros. Advisors, LLC, Management Company and Investment Adviser to 667, L.P., pursuant to authority granted by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:	/s/ Scott L. Lessing
	Name:	Scott L. Lessing
	Title:	President

	Address:	667 Madison Avenue, 21st Floor
New York, NY 10065

Fax Number: (212) 339-5699

SIGNATURE PAGE TO THE SIDE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first set forth above.

HOLDERS:

BAKER BROS. INVESTMENTS II, L.P.

By: Baker Bros. Advisors, LLC, Management Company and Investment Adviser to BAKER BROS. INVESTMENTS II, L.P., pursuant to authority granted by Baker Bros. Capital, L.P., general partner to BAKER BROS. INVESTMENTS II, L.P., and not as the general partner

By:	/s/ Scott L. Lessing
	Name:	Scott L. Lessing
	Title:	President

	Address:	667 Madison Avenue, 21st Floor
New York, NY 10065

Fax Number: (212) 339-5699

BAKER BROTHERS LIFE SCIENCES, L.P.

By: Baker Bros Advisors, LLC, Management Company and Investment Advisor to BAKER BROTHERS LIFE SCIENCES, L.P., pursuant to authority granted by Baker Brothers Life Sciences Capital, L.P. general partner to BAKER BROTHERS LIFE SCIENCES, L.P, and not at the general partner

By:	/s/ Scott L. Lessing
	Name:	Scott L. Lessing
	Title:	President

	Address:	667 Madison Avenue, 21st Floor
New York, NY 10065

Fax Number: (212) 339-5699

SIGNATURE PAGE TO THE SIDE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first set forth above.

HOLDERS:

BAY CITY CAPITAL FUND IV, L.P.

By:	Bay City Capital Management IV, LLC, its general partner
By:	Bay City Capital LLC, its Manager

By:	/s/ Fred Craves
	Name:	Fred Craves
	Title:	Manager and Managing Director

	Address:	750 Battery St., Suite 400
San Francisco, CA 94111

Fax Number: (415) 837-0503

BAY CITY CAPITAL FUND IV CO-INVESTMENT FUND, L.P.

By:	Bay City Capital Management IV, LLC, its general partner
By:	Bay City Capital LLC, its Manager

By:	/s/ Fred Craves
	Name:	Fred Craves
	Title:	Manager and Managing Director

	Address:	750 Battery St., Suite 400
San Francisco, CA 94111

Fax Number: (415) 837-0503

SIGNATURE PAGE TO THE SIDE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first set forth above.

HOLDER:

PANORAMA CAPITAL, L.P.

By:	Panorama Capital Management, LLC, its General Partner

By:	/s/ Rod Ferguson, J.D., Ph.D.
	Name:	Rod Ferguson, J.D., Ph.D.
	Title:	Managing Director

	Address:	2440 Sand Hill Road, Suite 302
Menlo Park, CA 94025

Fax Number: (650) 234-1437

SIGNATURE PAGE TO THE SIDE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first set forth above.

HOLDER:

VENTURES WEST 8 LIMITED PARTNERSHIP

By:	Ventures West 8 Management Ltd, its General Partner

By:	/s/ Ken Galbraith
	Name:	Ken Galbraith
	Title:	General Partner

By:	/s/ Howard Riback
	Name:	Howard Riback
	Title:	CFO

	Address:	999 West Hastings St. Suite 400 Vancouver, British Columbia Canada V6C 2W2

Fax Number: (604) 687-2145

SIGNATURE PAGE TO THE SIDE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first set forth above.

HOLDER:

NEW LEAF VENTURES II, L.P.

By: Its:	New Leaf Venture Associates II, L.P. General Partner

	By: Its:	New Leaf Venture Management II, L.L.C. General Partner

By:	/s/ Srinivas Akkaraju
Srinivas Akkaraju
Managing Director

	Address:	7 Times Square, Suite 3502 New York, NY 10036

Fax Number: (646) 871-645

SIGNATURE PAGE TO THE SIDE AGREEMENT